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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation, appearing in the Form 8-K of Snyder Communications, Inc. (the consolidated financial statements of American List Corporation are not presented separately therein). We hereby consent to the incorporation by reference of said report in the Registration Statements of Snyder Communications, Inc. on Form S-8 (Registration Nos. 333-13079 and 333-33829) and Form S-3 (Registration No. 333-50929).

                                       /s/ GRANT THORNTON LLP


Melville, New York
April 30, 1998